SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event report)       July 23, 2001

AMERICAN PLASTICS & CHEMICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

06348                           95-2461288
(Commission File Number)        (IRS Employer Identification No.)

8235 Douglas Ave., Suite 1020, Dallas, TX      75225
(Address of Principal Executive Offices)      (Zip Code)

214-871-9650
(Registrant's Telephone Number, Including Area Code)


(Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events.

APAC Appoints New Stock Transfer Agent

DALLAS, TX, July 23, 2001 / American Plastics & Chemicals Inc., dba
APAC Technologies (NASD - OTC: APLC), is pleased to announce its appointment of Registrar and Transfer Company of Cranford, NJ as the Company's stock transfer agent effective August 1, 2001. M. Edward Stewart, President of APAC, said, "Our company is experiencing considerable success in its new commercial role as the exclusive U.S. and Canadian distributor for red light and speed camera and toll road enforcement systems manufactured by Poltech International Limited of Melbourne, Australia. We expect our initial success to continue, resulting in significantly increased interest and trading in the Company's common stock. Accordingly, APAC has decided to engage a new stock transfer agent highly qualified to serve the Company during this period of expected rapid growth. That company is Registrar and Transfer Company." Shareholders and brokers requiring the services of APAC's stock transfer agent can contact Registrar and Transfer Company, as follows:

                   10 Commerce Drive
                   Cranford, NJ  07016-3572
                   Tel:  (908) 497-2300
                   Fax: (908) 497-2314
                   Email: info@rtco.com
Registrar and Transfer Company began offering securities transfer services in 1899, over a century ago.

For further information, please contact:

M. Edward Stewart, President
APAC Technologies
8235 Douglas Ave.
Suite 1020  LB 22
Dallas, TX  75225
Tel:   214-871-9650
Fax:   214-871-1910
Email: apac01@airmail.net

Item 6.  Resignations of Registrant's Directors.

Item 7.  Financial Statements and Exhibits.

Item 8.  Change in Fiscal Year.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   American Plastics & Chemicals Inc.
         (Registrant)

Date:  July 23, 2001                    By  M. Edward Stewart
                                            M. Edward Stewart, President